UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 5, 2007

IMMUNICON CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	000-50677	23-2269490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3401 Masons Mill Road, Suite 100 Huntingdon Valley, Pennsylvania	19006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 830-0777

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 5, 2007, Immunicon Corporation (“Immunicon”) received notice from the Nasdaq Stock Market (“Nasdaq”) that Nasdaq has approved Immunicon’s application to transfer the listing of its common stock from the Nasdaq Global Market to the Nasdaq Capital Market. Immunicon’s common stock began trading on the Nasdaq Capital Market, and ceased trading on the Nasdaq Global Market, at the opening of business on December 7, 2007.

Nasdaq’s approval was granted to Immunicon pursuant to Immunicon’s application to transfer the listing. The application was made by Immunicon in response to Nasdaq’s notice of November 12, 2007, that Immunicon did not comply with Marketplace Rule 4450(a)(3), which requires Immunicon to have a minimum of $10,000,000 in stockholders’ equity for continued listing on the Nasdaq Global Market. Immunicon announced the notice from Nasdaq in a press release dated November 16, 2007, and filed the press release in a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 16, 2007.

Item 7.01.	Regulation FD Disclosure.

On December 7, 2007, Immunicon issued a press release announcing that Nasdaq has approved its application to transfer the listing of its common stock to the Nasdaq Capital Market. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	–	Press release dated December 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNICON CORPORATION

By:	JAMES G. MURPHY
James G. Murphy
Senior Vice President, Finance and Administration and Chief Financial Officer

Dated: December 7, 2007

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press release dated December 7, 2007.